                                                                     EXHIBIT 4.1

                               PURCHASE AGREEMENT


                  THIS AGREEMENT is made as of the 4th day of April, 2002, by and between FSI International, Inc., a corporation organized under the laws of the State of Minnesota (the "Company"), with its principal offices at 3455 Lyman Boulevard, Chaska, Minnesota 55318-3052, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                  SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 4,000,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company. The Company reserves the right to increase or decrease the number of shares of Common Stock sold in this private placement prior to the Closing Date.

                  SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (and at the purchase price) shown below:

                                         Price Per
       Number to Be                      Share In                   Aggregate
        Purchased                        Dollars                      Price
        ---------                        -------                      -----




                  The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agents" shall mean Lehman Brothers Inc. and Needham & Company, Inc.

                  SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 as soon as practicable and as agreed by the parties hereto within three business days following the execution of the Agreements, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the "Closing Date"). The Closing shall occur at a time to be agreed upon by the Company and the Placement Agents and of which the Purchasers will be notified by facsimile transmission or otherwise.

                  At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties (as if such representations and warranties were made on the Closing Date) made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the conditions: (1) that the representations and warranties made by the Company herein are accurate as of the Closing Date; (2) that the Company has fulfilled all undertakings to be fulfilled prior to the Closing; (3) that the Closing Date shall occur on a date that is not later than April 5, 2002; and (4) that the Common Stock shall be quoted on the Nasdaq National Market System. The Purchaser's obligations hereunder are expressly conditioned on the purchase by the Other Purchasers of Shares having an aggregate purchase price of at least $20,000,000.


SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

                  4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a material adverse effect upon the business, financial condition, properties or operations of the Company and its subsidiaries, which are listed on Exhibit 21.0 to the Company's Annual Report on Form 10-K for the fiscal year ended August 25, 2001 (each a "Subsidiary" and collectively the "Subsidiaries"), taken as a whole (a "Material Adverse Effect"). Each Subsidiary is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

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                  4.2 Authorized Capital Stock. As of February 23, 2002, the
authorized capital stock of the Company consists of (a) 50,000,000 shares of Common Stock, of which 26,163,959 shares are issued and outstanding and 4,034,677 are reserved for issuance under the Company's stock option and purchase plans; (b) 10,000,000 shares of preferred stock, no par value, 300,000 shares of which have been designated as Series A Junior Participating Preferred Stock, none of which are issued or outstanding. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except for stock options and other awards granted under the option, award and purchase plans of the Company described in the Private Placement Memorandum (as defined herein) or except as disclosed in or contemplated by the Confidential Private Placement Memorandum dated March 20, 2002 prepared by the Company, including all exhibits thereto (except Exhibit E) and supplements and amendments thereto (the "Private Placement Memorandum"), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Private Placement Memorandum accurately and fairly presents all material information with respect to such plans, arrangements, options and rights, except that since the date of the Private Placement Memorandum the Company has entered into an amendment to the Rights Agreement dated May 22, 1997, by and between the Company and Harris Trust and Savings Bank as Rights Agent. With respect to each Subsidiary, (i) the Company owns, directly or indirectly, 100% of the Subsidiary's capital stock (except for directors' qualifying shares), (ii) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

                  4.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the registration statement to be filed by it pursuant to Section 7.1 (the "Registration Statement")) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the

Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

                  4.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or of any of its Subsidiaries pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

                  4.5 Accountants. The firm of KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements to be included in the Registration Statement and the Prospectus which forms a part thereof, has represented to the Company that KPMG LLP is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

                  4.6 No Defaults. Except as disclosed in the Private Placement Memorandum, neither the Company nor any of its Subsidiaries is in violation or default of any provision of its articles of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and where such breach or default is reasonably likely to result in a Material Adverse Effect; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents and which would have a Material Adverse Effect.

                  4.7. Contracts. The contracts described in the Private Placement Memorandum that are material to the Company are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto, is in breach of or default under any of such contracts which breach or default would have a Material Adverse Effect.

                  4.8 No Actions. Except as disclosed in the Private Placement Memorandum, (1) there are no legal or governmental actions, suits, proceedings, pending and (2) to the Company's knowledge, there are no inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened, to which the Company or any of its Subsidiaries is or may be a party or subject or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, or instituted by the Commission, the National Association of Securities Dealers, Inc., any state securities commission or other governmental or regulatory entity, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and, to the Company's knowledge, no labor disturbance by the employees of the Company or of any of its Subsidiaries exists, or is imminent which is reasonably expected to have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

                  4.9 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and intended to be made of such property by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business.

                  4.10 No Material Change. Since August 25, 2001 and except as described in or specifically contemplated by the Private Placement Memorandum:
(i) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction not in the ordinary course of business or which could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) neither the Company nor any of its Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or of any of its Subsidiaries other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company's Board of Directors, or any increase in indebtedness material to the Company or any of its Subsidiaries; and (v) there has not been any other event or change that would have a Material Adverse Effect.

                  4.11 Intellectual Property. Except as disclosed in the Private Placement Memorandum: (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company's business as currently conducted (collectively, the "Intellectual Property"); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Private Placement Memorandum that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

                  4.12 Compliance. Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; in each case, except where failure to be in compliance would not have a Material Adverse Effect.

                  4.13 Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

                  4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

                  4.15 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agents to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Shares, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

                  4.17 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  4.18 Contributions. The Company has not at any time since its incorporation, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  4.19 Additional Information. The information contained in the following documents, which the Placement Agents have furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended:

                  (a) the Company's Annual Report on Form 10-K for the year ended August 25, 2001;

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                  (b)      the Company's Quarterly Report on Form 10-Q for the
                           quarter ended November 24, 2001;

                  (c) the Company's Current Report on Form 8-K filed with the Commission on January 24, 2002;

                  (d) the Company's Quarterly Report on Form 10-Q for the quarter ended February 23, 2002; and

                  (e) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since August 25, 2001 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, as of the date of this Agreement, the Private Placement Memorandum (including the exhibits thereto), which the Placement Agents have furnished to the Purchaser, or will furnish prior to the Closing, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  4.20 Legal Opinion. Prior to the Closing, Faegre & Benson LLP, counsel to the Company, will deliver its legal opinion to the Placement Agents substantially in the form attached as Exhibit A to this agreement. Such opinion shall also state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

                  4.21 Certificate. At the Closing, the Company will deliver to the Purchaser a certificate executed by the chief executive officer, or the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

                  4.22 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

                  4.23 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant's consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Shares by the Purchaser.

                  4.24 Use of Proceeds. The Company shall use the proceeds from the sale of Shares as described under "Use of Proceeds" in the Private Placement Memorandum.

                  4.25 Quotation on Nasdaq. The Company shall use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market System or on another national securities exchange for a minimum of two (2) years following the Closing Date.

                  4.26 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

                  4.27 Non-Public Information. The Company has not disclosed to the Purchaser, whether in the Private Placement Memorandum or otherwise, information that would constitute material non-public information as of the Closing Date.

                  SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in
Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares, and no arrangement or understanding exists with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell such Shares pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will Purchaser engage in any short sale which results in a disposition of any of the Shares by Purchaser, except in compliance with the Securities Act, the Rules and Regulations and such other securities or Blue Sky laws as may be applicable;
(iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement, and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in
Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (vii) the Purchaser agrees to notify the Company immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of its Shares or the Company is no longer required to keep the Registration Statement effective.

                  (b) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(c) For the benefit of the Company, the Purchaser previously agreed orally with the Placement Agents to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may cause the Company to violate Regulation FD. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(h) below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

                  (d) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares. The Purchaser has been afforded the opportunity to ask questions of the Company regarding such matters.

                  (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                  (f) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold by non-affiliates of the Company pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

                  (g) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

                  (h) The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate of Subsequent Sale (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (B) if applicable, the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or such time as such prospectus has been supplemented, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve-month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph would be reasonably likely to cause a violation of the Securities Act or the Exchange Act.

                  (i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

                  SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

                  SECTION 7. Registration of the Shares; Compliance with the Securities Act.

                  7.1 Registration Procedures and Expenses. The Company shall:

                  (a) as soon as reasonably practicable, but in no event later than ten days following the Closing Date, prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser and the Other Purchasers from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

                  (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within 60 days after the Closing Date;

                  (c) use its best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act of 1933, as amended;

                  (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

                  (e) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any;

                  (g) file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;

                  (h) issue a press release describing the transactions contemplated by this Agreement on the Closing Date; and

                  (i) make available, while the Registration Statement is effective and available for resale, its Chief Executive Officer, Chief Financial Officer, and Executive Vice President--Business Development for questions regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part.

                  The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed form of the Registration Statement is included in the Private Placement Memorandum and a questionnaire related thereto to be completed by the Purchaser is attached hereto as Appendix I.

                  7.2 Transfer of Shares After Registration. While the Registration Statement is effective and available for resale, the Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 hereof in the section titled "Plan of Distribution," and that it will promptly notify the

Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

                  7.3  Indemnification.  For the purpose of this Section 7.3:

                  (i) the term "Purchaser/Affiliate" shall mean any affiliates of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

                  (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser and the Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Purchaser or Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5(h) or 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                  (b) The Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon
(i) any failure to comply with the covenants and agreements contained in Sections 5(h) or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation made by the Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (c) Promptly after receipt by an indemnified party under this
Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, based upon the advice of such indemnified party's counsel, and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action (including indemnified parties under other Purchase Agreements), plus local counsel, if appropriate) or
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount the Purchaser paid to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligation to contribute pursuant to this Section 7.3 is several and not joint.

                  7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                  7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

                  (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, concurrently with delivery to its shareholders generally) one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with US generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Purchaser, its Annual Report on Form 10-K,
(iii) upon the request of the Purchaser, its Quarterly Reports on Form 10-Q,
(iv) upon the request of the Purchaser, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

                  (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and

                  (c) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares.

                  SECTION 8. Broker's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

                  SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a)      if to the Company, to:

                                FSI International, Inc.
                                3455 Lyman Boulevard
                                Chaska, Minnesota 55318-3052
                                Attention: Chief Financial Officer
                                Facsimile: (952) 448-1300

                           with a copy to:

                                Faegre & Benson LLP
                                2200 Wells Fargo Center
                                90 South Seventh Street
                                Minneapolis, MN 55402-3902
                                Attention: Douglas P. Long, Esq.
                                Facsimile: (612) 766-1600

                           or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                  (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

                  SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

                  SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

                  SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

                  SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

                  SECTION 16. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  SECTION 17. Assignment. This Agreement and the rights of the Purchaser hereunder may not be assigned by Purchaser without the prior written consent of the Company (except (x) by operation of law; (y) by the Purchaser to its wholly owned subsidiary; or (z) by an investment advisor to a fund for which it is the advisor or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, heirs and legal representatives.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                   FSI INTERNATIONAL, INC.



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


Print or Type:
                                   Name of Purchaser
                                      (Individual or Institution):

                                   ---------------------------------------

                                   Name of Individual representing
                                      Purchaser (if an Institution):

                                   ---------------------------------------

                                   Title of Individual representing
                                      Purchaser (if an Institution):

                                   ---------------------------------------


Signature by:
                                   Individual Purchaser or Individual
                                      representing Purchaser:

                                   ---------------------------------------

                                   Address:
                                           -------------------------------

                                   Telephone:
                                             -----------------------------

                                   Facsimile:
                                             -----------------------------

                       SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement that follows)


A. Complete the following items on BOTH Purchase Agreements (Please sign TWO originals):

         1.       Page 19 - Signature:

                  (i)      Name of Purchaser (Individual or Institution)

                  (ii) Name of Individual representing Purchaser (if an Institution)

                  (iii) Title of Individual representing Purchaser (if an Institution)

                  (iv) Signature of Individual Purchaser or Individual representing Purchaser

         2.       Appendix I - Stock Certificate Questionnaire:

                  Provide the information requested by the Stock Certificate Questionnaire.

         3. Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with hard copy by overnight delivery):

                           Lehman Brothers Inc.
                           745 Seventh Avenue,
                            19th Floor
                           New York, NY 10019
                           Attention: Grant Miller

                           Facsimile: 646-758-3885

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agents at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                  (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

                  (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                                                                      APPENDIX I


                             FSI INTERNATIONAL, INC.
                        STOCK CERTIFICATE QUESTIONNAIRE



         Pursuant to Section 3 of the Agreement, please provide us with the following information:


1.       The exact name that your Shares are to be
         registered in (this is the name that will appear
         on your stock certificate(s)). You may use a
         nominee name if appropriate:
                                                              ------------------
2.       The relationship between the Purchaser of the
         Shares and the Registered Holder listed
         in response to item 1 above:
                                                              ------------------
3.       The mailing address of the Registered Holder
         listed in response to item 1 above:
                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                              ------------------
4.       The Social Security Number or Tax
         Identification Number of the Registered
         Holder listed in response to item 1 above:
                                                              ------------------

                             FSI INTERNATIONAL, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE


                  In connection with the preparation of the Registration Statement, please provide us with the following information:

                  1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

                  2. Please provide the number of shares that you or your organization will beneficially own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

                  3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?


                                 Yes               No
                           -----             -----

       If yes, please indicate the nature of any such relationships below:

       -----------------------------------------------------------------

       -----------------------------------------------------------------

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                  4. Are you (i) an NASD Member (see definition), (ii) a
Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

         Answer:  [   ] Yes    [   ] No    If "yes," please describe below

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

         NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

         Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

         Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

         Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)












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


                                                                     APPENDIX II

 Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

         The undersigned, [an officer of, or other person duly authorized by]
            _____________________________________________________________

[fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on __________________ in accordance with and in the manner
                          [date]
described in
Registration Statement number __________________________________________________
                                   [fill in the number of or otherwise identify

________________________________  and the requirement of delivering a
Registration Statement]
current prospectus by the Company has been complied with in connection with such sale.


Print or Type:

          Name of Purchaser
            (Individual or
            Institution):      ______________________

          Name of Individual
            representing
            Purchaser (if an
            Institution)       ______________________

          Title of Individual
            representing
            Purchaser (if an
            Institution):      ______________________

Signature by:

          Individual Purchaser
            or Individual
            representing
            Purchaser:         ______________________

                                    Exhibit A

                              Form of Legal Opinion


                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Each subsidiary of the Company organized in the United States has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of formation. The Company and each of its subsidiaries organized in the United States have all requisite corporate power and authority to own, lease, license and operate its properties and assets and to conduct its business as described in the Private Placement Memorandum.

                  2. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Company's registration statement on Form 8-A.

                  3. The Shares have been duly authorized and, when issued and delivered to the Investors against payment therefor in accordance with the terms of the Purchase Agreements, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

                  4. The form of the certificates for the Shares conforms to the requirements of Minnesota Business Corporation Act.

                  5. The Company has full corporate power and authority to enter into the Purchase Agreements and the Engagement Letter and to issue, sell and deliver the Shares to the Investors as provided in the Purchase Agreements, and the Purchase Agreements and the Engagement Letter have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  6. The Company's execution, delivery and performance of the Purchase Agreements and the Engagement Letter do not and will not (i) violate the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries, (ii) violate, result in a breach of or constitute a default (alone or with notice or passage of time or both) any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject that is made an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 25, 2001 (the "Form 10-K"), any Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed by the Company subsequent to the filing of the Form 10-K, (iii) result in the creation or imposition of any lien, charge, claim, security interest or encumbrance upon any property or assets of the Company or any of its subsidiaries under such agreements, indentures, leases and other instruments, or (iv) result in any violation of any existing federal or Minnesota corporate law, regulation or ruling applicable to the Company or any of its subsidiaries (assuming compliance with all applicable state securities and Blue Sky laws, the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended), or any judgment, injunction, order or decree known to us to be applicable to the Company, any of its subsidiaries or any of their respective properties or assets.

                  7. No consent, approval, authorization or order of, or registration or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required on the part of the Company for the performance by the Company of its obligations at the closing of the transactions contemplated by the Purchase Agreements, except as may be required under the Securities Act or such as may be required under the state securities or Blue Sky laws governing the purchase and distribution of the Shares in connection with the purchase and sale of the Shares.

                  8. To our knowledge, there are no actions, suits, arbitrations, claims, governmental or other proceedings or investigations pending or threatened against the Company or any of its subsidiaries or any of their respective operations, businesses, properties or assets which challenge the validity of any actions taken or to be taken by the Company pursuant to the Purchase Agreements, the Engagement Letter or the transactions contemplated thereby.

                  9. To our knowledge, no holders of securities of the Company have rights, which have not been waived or complied with, to the registration of shares of Common Stock or other securities of the Company because of the filing of the Resale Registration Statement or the offering contemplated thereby.

                  10. The Company is not, and after giving effect to the offering and sale of the Shares will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  11. Assuming the accuracy of the representations and warranties of the Purchasers and the Company made in the Purchase Agreements, and the compliance by the Placement Agent with the offering and solicitation procedures outlined in its certificate attached hereto, the offer and sale of the Shares is exempt from the registration requirements of the Act, subject to the timely filing by the Company of a Form D pursuant to Regulation D promulgated by the Securities and Exchange Commission under the Act.


















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